Exhibit 23.1(ii)

Peter Messineo Certified Public Accountant 2471 North McMullen Booth Road, Suite 302 Clearwater FL 33759 peter@pm-cpa.com T 518.530.1122 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated November 14, 2012 relative to the financial statements of Aristocrat Group Corp. as of July 31, 2012.

I also consent to the reference to my firm under the caption “Experts” in such Registration Statement.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor Florida

September 24, 2014